UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 7, 2012, Tesoro Corporation entered into the second amendment (the “Amendment”) to its Fifth Amended and Restated Credit Agreement, originally dated as of March 26, 2011 (the “Credit Agreement”) with a syndicate of financial institutions, including JPMorgan Chase Bank as Administrative Agent. The Amendment allows Tesoro Canada Supply & Distribution Ltd. and Tesoro Panama Company, S.A. to become subsidiary guarantors under the Credit Agreement upon the satisfaction of certain conditions.  In connection with each of such entities becoming a subsidiary guarantor, certain provisions of the Credit Agreement will be automatically modified to reflect the entity's revised status.  In addition, the Amendment includes changes to the definition of Rate Management Transaction and Section 6.17 of the Credit Agreement relating to financial contracts to reflect updated market standards and to incorporate Tesoro's risk management policy.

The foregoing description is summary in nature and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
       (d)   Exhibits.
10.1    Amendment No. 2 to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2012

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to the Fifth Amended and Restated Credit Agreement dated as of August 7, 2012.

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